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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this U S WEST Communications, Inc. (the "Company") Pre-Effective Amendment No. 1 to its Registration Statement on Form S-4 of our report dated January 26, 2000, on the consolidated balance sheets of the Company as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999, included in the Company's Form 10-K dated March 3, 2000 and to all references to our Firm included in this Registration Statement.



Denver, Colorado,
March 24, 2000.